JARO PROXY AGREEMENT



         This Jaro Proxy Agreement (this "Agreement") is entered into this 1st day of September, 1994, by and between the undersigned stockholders (the "Stockholders") of NRE Holdings, Inc. (the "Company") and Lawrence Jaro who is appointed proxy hereunder (the "Proxyholder"). Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in that certain Stockholders Agreement, of even date herewith, and the parties listed on the signature pages thereto.

         WHEREAS, the Stockholders are simultaneously acquiring shares of Stock of the Company and it is a condition to such acquisition that the Stockholders execute this Agreement;

         WHEREAS, the parties believe that the best interests of the Company and its shareholders will be served by the execution of this Agreement;

         NOW, THEREFORE, the Stockholders jointly and severally agree with the Proxyholder as follows:

         FIRST: Irrevocable Proxy. The Stockholders and each of them hereby irrevocably constitutes and appoints the Proxyholder the true and lawful attorney, agent and proxy, with full power of substitution, for each of the Stockholders for the period hereinafter defined, for and in the name, place and stead of each of the Stockholders, to vote all shares of Stock now or hereafter owned by each Stockholder either of record or beneficially and all such shares of Stock in which each Stockholder now or hereafter may have any legal or beneficial interest and all such shares of Stock with respect to which each Stockholder is now or hereafter may be the agent or proxy or the record or beneficial owner by authorization or substitution, to vote such shares of Stock at any and all meetings of the shareholders of the Company, whether regular or special, and at any adjournment or adjournments thereof, and to execute with respect to said shares of Stock any and all instruments, consents, directions or other documents relative to the corporate affairs of the Company or calling for the approval or disapproval of any corporate act or transaction by the shareholders of the Company, and the Stockholders do hereby authorize and empower the Proxyholder to vote or otherwise act, as aforesaid, upon any and all matters and questions relating to the Company of whatsoever nature and kind, with all powers the Stockholders would possess as shareholders if this proxy had not been granted.

         SECOND: Prior Proxies. The Stockholders hereby ratify, confirm and approve everything lawful that the Proxyholder may do by virtue hereof. The Stockholders hereby represent they have executed no prior proxies covering any shares of Stock.


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         THIRD: Proxy Coupled with an Interest. This proxy is being given simultaneously with the purchase by the Stockholders of shares of Stock. It is understood and agreed by the Stockholders that this proxy is being given as a material part of the consideration for the consummation of that transaction and that the consummation of that transaction is conditioned upon the execution and delivery of this Agreement. For these reasons, among others, the Stockholders jointly and severally acknowledge and declare that (a) this Agreement and the proxy hereby granted are irrevocable until the termination of the Stockholders Agreement and (b) the proxy granted hereby is coupled with an interest.

         FOURTH: Powers. Until the termination of this Agreement and the proxy granted hereby, the Proxyholder shall possess in respect of the Stock deposited hereunder, and shall be entitled to, in his sole, absolute and uncontrolled discretion, all of the rights and powers granted under paragraph FIRST above, including but not by way of limitation, the right (1) to consent for every purpose and (2) to vote or otherwise act with respect to any and all matters and questions of whatsoever kind and nature, including, but not by way of limitation, (i) the sale or other disposition of all or any part of the assets and business of the Company, (ii) the readjustment of its capital structure and (iii) the reorganization of the Company.

         FIFTH: Delegation. The Proxyholder may appoint any person or persons to represent him at any meeting of the shareholders of the Company and at such meeting to vote and otherwise to exercise all rights appurtenant to the proxy granted hereby; and such person or persons appointment shall be deemed the proxy and power of attorney for all of the Stockholders. The Proxyholder may also cause the Stock subject to the proxy granted hereunder to be voted and the rights appurtenant thereto to be exercised in any other appropriate and lawful manner.

         SIXTH: Officers and Directors. The Proxyholder may act as a director and/or officer of the Company, an affiliate of the Company, or any direct or indirect subsidiary of the Company.

         SEVENTH: Liability. In voting the Stock subject to the proxy granted hereunder, or acting with respect to this Agreement, the Proxyholder assumes no responsibility and shall incur no liability because of any act which he may do or omit to do while acting in good faith. Any act done or omitted by the Proxyholder pursuant to the advice of his own attorneys shall be conclusive evidence of such good faith. The Proxyholder may be or become interested individually or in any other capacity in the Company, an affiliate of the Company, or a direct or indirect subsidiary of the Company, and in such connection may receive compensation from the Company for such subsidiary or affiliate. The Proxyholder in his individual capacity or any concern in which he may have an interest may deal with the Company as if he in fact were not a Proxyholder hereunder and, without limiting the generality of the foregoing, any such dealing approved by a majority of the directors of the Company (even though elected by the Proxyholder) shall be conclusively presumed to be fair to the Company.

         EIGHTH: Necessary Documents. The undersigned agree to execute or cause to be executed at any time upon demand of the Proxyholder, any and all documents or instruments







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necessary, or deemed advisable by the Proxyholder, to carry out the terms of this Agreement and the proxy granted hereby, including but not limited to, specific written proxies with respect to any shares of Stock covered by this Agreement.

         NINTH: Successors and Assigns. The Stockholders, for themselves, their representatives, assigns and successors in interest, respectively, hereby expressly approve, consent to, and agree to abide by this Agreement and the proxy granted hereby and each and all of the provisions hereof, and agree that each and all of the same shall be carried into effect in accordance with the terms hereof. In the event the Proxyholder is no longer employed by Enterprises, then the Stockholders hereby expressly approve, consent to, and agree that this Agreement and the proxy granted hereby may be exercised by a majority of the Management Directors.

         TENTH: Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but a single instrument.

         ELEVENTH: Governing Law. This Agreement shall be government by, construed, applied and enforced in accordance with the laws of the State of Illinois.

         TWELFTH: Definition of Proxyholder. The term "Proxyholder" shall be deemed to refer to any individual who may at the time be a duly appointed and acting Proxyholder hereunder.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.




                                  ----------------------------------------
                                  Name:  Lawrence Jaro


                                  TABOR RESTRAURANTS
                                   ASSOCIATES, INC.



                                  ----------------------------------------
                                  Name:
                                  Title:


                                  JARO ENTERPRISES, INC.



                                  ----------------------------------------
                                  Name:
                                  Title:


                                  JARO RESTAURANTS, INC.



                                  ----------------------------------------
                                  Name:
                                  Title:


                                  JB RESTAURANTS, INC.



                                  ----------------------------------------
                                  Name:
                                  Title:


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